EXHIBIT 3.3

                             CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

                                   EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

Drucker Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware

DOES HEREBY CERTIFY:

         FIRST: That a meeting of the Board of Directors of Drucker Industries, Inc.'s resolutions were duly adopted setting forth the proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article numbered "1" so that, as amended said Article shall be read as follows:

         "The name of the corporation is amended to: Drucker, Inc."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

         THIRD: That said amendments as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: hat the capital of said corporation shall not be reduced under or by reason of said amendments.



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         IN  WITNESS  WHEREOF,  said  Drucker  Industries,  Inc.  has caused its corporate seal to be hereunto affixed and this certificate to be signed by Gerald Runolfson its President and Ernest Cheung its Secretary, this 16th day of October, 2000.

/s/Ernest Cheung                          /s/Gerald Runolfson
----------------------------------        ------------------------------------
Secretary                                 President


PROVINCE OF BRITISH COLUMBIA            )
                                        SS.
CITY OF VANCOUVER                       )

Before me, the undersigned, a Notary Public in and for said State, personally appeared Gerald Runolfson and Ernest Cheung personally known to me or proven to me on the basis of satisfactory evidence to be the persons whose names are subscribed to this instrument and acknowledged that they executed the same.

WITNESS my hand and official seal dated this 16th day of October, 2000.

My Commission expires:   Does not expire

                                           /s/Jed M. Hops
                                           ------------------------------------
                                            Notary Public
                                            Jed M. Hops
                                            Barrister & Solicitor
                                            MORTON & COMPANY
                                            1750 - 750 West Pender Street
                                            Vancouver, B.C.  V6C 2T8
                                            681-1194